Free Writing Prospectus
Filed Pursuant to Rule 433
 Dated May 16, 2007
Relating to Preliminary Prospectus Supplement and Prospectus each Dated May 3, 2007
Registration No. 333-141357 and 333-141357-01

FPL RECOVERY FUNDING LLC
PRICING TERM SHEET
$652,000,000
Senior Secured Bonds, Series A

Syndicate:	Sole Lead Manager - Wachovia Capital Markets, LLC

Ratings: (Moody’s/ S&P/ Fitch):	Aaa/AAA/AAA.

Closing Date / Settlement Date:	May 22, 2007

Interest Payment Dates:	February 1 and August 1, commencing on February 1, 2008

Timing:	Priced, May 15, 2007.

Tranche	Principal Amount Offered ($MM)	Weighted Average Life (years)	Scheduled Final Maturity Date	No. of Sinking Fund Payments	Coupon
A-1	$124	1.97	2/1/2011	7	5.0530%
A-2	$140	4.98	8/1/2013	6	5.0440%
A-3	$100	7.31	8/1/2015	5	5.1273%
A-4	$288	10.38	8/1/2019	9	5.2555%

FPL  Recovery Funding LLC (the "Issuer") and Florida Power & Light Company ("FPL") have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and FPL have filed with the SEC for more complete information about the Issuer and the offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, Wachovia Capital Markets, LLC (the "Purchaser") or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling the Purchaser toll-free at 1-866-289-1262.

EXPECTED AMORTIZATION SCHEDULE

Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance	Tranche A-4 Balance
Tranche Size Closing Date	$124,000,000	$140,000,000	$100,000,000	$288,000,000
2/1/2008	99,784,541	140,000,000	100,000,000	288,000,000
8/1/2008	83,218,201	140,000,000	100,000,000	288,000,000
2/1/2009	62,786,016	140,000,000	100,000,000	288,000,000
8/1/2009	44,742,612	140,000,000	100,000,000	288,000,000
2/1/2010	22,611,047	140,000,000	100,000,000	288,000,000
8/1/2010	2,958,313	140,000,000	100,000,000	288,000,000
2/1/2011	–	119,215,680	100,000,000	288,000,000
8/1/2011	–	97,959,122	100,000,000	288,000,000
2/1/2012	–	72,503,506	100,000,000	288,000,000
8/1/2012	–	49,541,455	100,000,000	288,000,000
2/1/2013	–	22,401,525	100,000,000	288,000,000
8/1/2013	–	–	98,011,670	288,000,000
2/1/2014	–	–	69,191,758	288,000,000
8/1/2014	–	–	43,132,977	288,000,000
2/1/2015	–	–	12,493,764	288,000,000
8/1/2015	–	–	–	272,672,561
2/1/2016	–	–	–	240,117,082
8/1/2016	–	–	–	210,294,416
2/1/2017	–	–	–	175,783,895
8/1/2017	–	–	–	144,230,553
2/1/2018	–	–	–	107,698,753
8/1/2018	–	–	–	74,178,014
2/1/2019	–	–	–	35,554,081

EXPECTED SINKING FUND SCHEDULE

Payment Date	Tranche A-1	Tranche A-2	Tranche A-3	Tranche A-4
Initial Tranche Principal Balance	$124,000,000	$140,000,000	$100,000,000	$288,000,000
2/1/2008	24,215,459	–	–	–
8/1/2008	16,566,340	–	–	–
2/1/2009	20,432,185	–	–	–
8/1/2009	18,043,404	–	–	–
2/1/2010	22,131,565	–	–	–
8/1/2010	19,652,734	–	–	–
2/1/2011	2,958,313	20,784,320	–	–
8/1/2011	–	21,256,558	–	–
2/1/2012	–	25,455,616	–	–
8/1/2012	–	22,962,051	–	–
2/1/2013	–	27,139,930	–	–
8/1/2013	–	22,401,525	1,988,330	–
2/1/2014	–	–	28,819,912	–
8/1/2014	–	–	26,058,781	–
2/1/2015	–	–	30,639,213	–
8/1/2015	–	–	12,493,764	15,327,439
2/1/2016	–	–	–	32,555,479
8/1/2016	–	–	–	29,822,666
2/1/2017	–	–	–	34,510,521
8/1/2017	–	–	–	31,553,342
2/1/2018	–	–	–	36,531,800
8/1/2018	–	–	–	33,520,739
2/1/2019	–	–	–	38,623,933
8/1/2019	–	–	–	35,554,081